UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                _________________


                       NETTER DIGITAL ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its Charter)


              Delaware                                  95-4544545
       (State of Incorporation)            (I.R.S. Employee Identification No.)


                        5200 Lankershim Blvd., Suite 280
                        North Hollywood, California 91601
                    (Address of principal executive offices)


                                _________________


Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                         Name of Each Exchange on which
      to be Registered                           Each Class is to be Registered

Common Stock, $.01 par value                        The Pacific Stock Exchange
Common Stock Purchase Warrants                      The Pacific Stock Exchange

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box.|_|

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box.|_|

Securities to be registered pursuant to Section 12(g) of the Act:

     Title of Each Class                         Name of Each Exchange on which
      to be Registered                           Each Class is to be Registered

             N/A                                               N/A




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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered

The Registrant has filed an application and has been approved to list its securities on The Pacific Stock Exchange. Pursuant to a Registration Statement on Form SB-2 (Registration No. 33-97402-LA) the Registrant previously registered its Common Stock, $.01 par value and Common Stock Purchase Warrants ("SB-2 Registration Statement") on the Nasdaq Stock Market. The Registrant's Common Stock and Common Stock Purchase Warrants are described in the SB-2 Registration Statement. The SB-2 Registration Statement, and all amendments, are incorporated herein by reference.

Item 2.  Exhibits

1. Form 10-KSB for the year ending June 30, 1996.
2. Form 10-QSB for the quarter ending December 31, 1995
3. Form 10-QSB for the quarter ending March 31, 1996
4. Proxy filed with the Commission pursuant to Section 14 of the Securities Act of 1933.
5. Registrant's  Certificate of Incorporation
6. Registrant's  Bylaws
7. Specimen of Share of Common Stock
8. Specimen of Common Stock Purchase Warrant

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                 NETTER DIGITAL ENTERTAINMENT, INC., a Delaware corporation



Date: October 7, 1996            By:/s/ Douglas Netter
                                    Douglas Netter, President